                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant
[ ]  Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                                 Datascope Corp.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

           --------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

           --------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           --------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

           --------------------------------------------------------------------

     5)   Total fee paid:

           --------------------------------------------------------------------

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

           --------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

           --------------------------------------------------------------------

     3)   Filing Party:

           --------------------------------------------------------------------

     4)   Date Filed:

           --------------------------------------------------------------------

                                DATASCOPE CORP.
                               14 Philips Parkway
                           Montvale, New Jersey 07645


                                ----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 10, 2002

                                ----------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the "Corporation") will be held at 11:00 a.m., local time, on December 10, 2002, at the JPMorganChase -- Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, for the following purposes:

     1. To elect two directors of the Corporation to hold office until the 2005 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to approve the Datascope Corp. Amended and Restated Compensation Plan for Non-Employee Directors; and

     3. To transact such other business as may properly come before the meeting.

   Only holders of record of the Corporation's common stock at the close of business on October 25, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

   SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                By Order of the Board of Directors,


                                MURRAY PITKOWSKY
                                Secretary

Dated: October 28, 2002

                                DATASCOPE CORP.
                               14 Philips Parkway
                           Montvale, New Jersey 07645

                                ----------------
                                 PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 a.m., local time, on December 10, 2002, at the JPMorganChase -- Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, and at any adjournment or postponement thereof. The purposes of the Annual Meeting of Shareholders are:

     1. To elect two directors of the Corporation to hold office until the 2005 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to approve the Datascope Corp. Amended and Restated Compensation Plan for Non-Employee Directors; and

     3. To transact such other business as may properly come before the meeting.

   If proxy cards in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the proposal to approve the Datascope Corp. Amended and Restated Compensation Plan for Non-Employee Directors and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment or postponement thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. If a proxy is not returned, the shares represented by such proxy will not be voted. The approximate date of mailing of this Proxy Statement is November 1, 2002.


                                     VOTING


   Holders of record of the Corporation's common stock, par value $0.01 per share ("Common Stock"), on October 25, 2002 will be entitled to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof. As of that date, there were 14,778,798 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business; however, unreturned proxies are not counted for purposes of determining the presence or absence of a quorum. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting of Shareholders, including the election of directors.

   The two nominees receiving the highest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected as directors. The favorable vote of a majority of the votes cast at the Annual Meeting of Shareholders is necessary to approve the Datascope Corp. Amended and Restated Compensation Plan for Non-Employee Directors. Abstentions, broker non-votes and shares represented by unreturned proxies are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting of Shareholders. The Board of Directors recommends a vote FOR each of the nominees for director named below and FOR the proposal to approve the Datascope Corp. Amended and Restated Compensation Plan for Non- Employee Directors.

                         ITEM 1. ELECTION OF DIRECTORS

   Two directors are to be elected at the Annual Meeting of Shareholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

   The following information is supplied with respect to the nominees for election as directors of the Corporation in Class II, and for the directors in Classes I and III whose terms expire at the Annual Meeting of Shareholders occurring in 2004 and 2003, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

   As discussed below, in May 2002 the Board of Directors established a Nominating Committee, composed entirely of outside directors, with the mandate to seek out nominees for election as director and make recommendations with respect to the composition of the Board of Directors. That Committee has recommended to the Board of Directors that the ratio of outside directors to interested directors be increased. To further that objective, Dr. Joseph Grayzel has agreed to retire from the Board of Directors, with the thanks and appreciation of the Board of Directors for over two decades of devoted service as a director. In order that the classes of directors be as nearly equal in number as possible, as mandated by the Company's by-laws, Alan B. Abramson has been nominated to stand for re-election to the Board as a Class II director, prior to the scheduled expiration of his term as a Class I director.

                              NOMINEES FOR DIRECTOR

     DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING


                                    CLASS II

                (If elected, each director will hold office until
                    the 2005 Annual Meeting of Shareholders.)



                                                                                                             Has Been a Director of
Name of Nominee                                                  Age    Principal Occupation or Employment   the Corporation During
---------------                                                  ---    ----------------------------------   ----------------------
Alan B. Abramson.............................................     56    Attorney (1)                         1996 to present
David Altschiller............................................     61    Consultant to the Corporation (2)    1982 to present

---------------
(1) Mr. Abramson, currently a director in Class I, was appointed a Class II director by the Board of Directors of the Corporation effective as of the Annual Meeting of Shareholders to fill the vacancy in the directorship currently held by Dr. Grayzel, since the Corporation's By-Laws require that the classes of directors consist of an equal number of directors to the extent possible. Mr. Abramson has served as President of Abramson Brothers, Inc. since 1972.
(2) Mr. Altschiller has served as consultant to the Corporation since 1998.
    Mr. Altschiller has been the Chief Executive Officer of Altschiller Assoc., LLC since January 2001. Mr. Altschiller is also a member of the Board of Directors of Global Network, Inc.

                                     CLASS I
           (Term expires at the 2004 Annual Meeting of Shareholders.)



                                                                                                             Has Been a Director of
Name of Director                                                 Age    Principal Occupation or Employment   the Corporation During
----------------                                                 ---    ----------------------------------   ----------------------
George Heller................................................     80    Director (3)                         1970 to 1979
                                                                                                             1980 to present
William L. Asmundson.........................................     65    Director (4)                         1969 to 2000
                                                                                                             2001 to present

---------------
(3) Mr. Heller served as Senior Vice President of the Corporation from 1970 through 1979 and from 1980 through October 1992 and as Secretary of the Corporation from 1970 through 1979 and from 1980 through December 1992.
(4) Mr. Asmundson served as Vice Chairman of Rockefeller & Co., Inc. from January 2001 until his retirement in September 2001. He served as Chief Investment Officer of Rockefeller & Co., Inc. from September 2000 to December 2000 and as President and Chief Executive Officer of Rockefeller & Co., Inc. from November 1998 to December 2000.


                                    Class III
           (Term expires at the 2003 Annual Meeting of Shareholders.)

                                                                                                             Has Been a Director of
Name of Director                                                 Age    Principal Occupation or Employment   the Corporation During
----------------                                                 ---    ----------------------------------   ----------------------
Lawrence Saper...............................................     74    Chairman of the Board                1964 to present
                                                                        and Chief Executive Officer
                                                                        of the Corporation
Arno Nash....................................................     75    International Business               1965 to 1967
                                                                        Consultant (5)                       1996 to present

---------------
(5) Mr. Nash served as Chairman of Iterman Industrial Products Ltd. from 1965 until his retirement in December 1999. Since 2001, Mr. Nash has served as Chairman of the Advisory Board of AMA United Kingdom.

                              MEETINGS OF THE BOARD

   During the fiscal year ended June 30, 2002, the Board of Directors held five meetings and did not act by unanimous written consent. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served.

   The Board of Directors has an audit committee (the "Audit Committee") consisting of Messrs. Abramson, Asmundson and Heller. The primary functions of the Audit Committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent auditors and review the overall scope of the audit. The Audit Committee held six meetings during fiscal year 2002.

   The Board of Directors has a stock bonus committee (the "Stock Bonus Committee") consisting of Messrs. Saper and Heller and, until the expiration of his term on the Board of Directors at the Annual Meeting of Stockholders, Dr. Grayzel. The Stock Bonus Committee is empowered to authorize the issuance of shares of Common Stock to certain employees of the Corporation or its subsidiaries who have provided outstanding services on behalf of the Corporation. The Stock Bonus Committee did not hold any meetings during fiscal year 2002.

   The Board of Directors has a compensation committee (the "Compensation Committee") consisting of Messrs. Abramson, Nash and Asmundson. The primary responsibilities of the Compensation Committee are to administer and make recommendations to the Board of Directors regarding the Corporation's bonus plans, to review the compensation arrangements relating to officers who are members of the Board of Directors and to administer the Datascope Corp. 1981 Incentive Stock Option Plan and the Datascope Corp. Amended and Restated 1995 Stock Option Plan. The Compensation Committee held five meetings during fiscal year 2002.

   The Board of Directors has a nominating committee (the "Nominating Committee") consisting of Messrs. Abramson, Nash and Asmundson. The Nominating Committee is empowered to solicit recommendations for candidates to the Board of Directors, develop and review background information for candidates and make recommendations to the Board of Directors of candidates to the Board of Directors. The Nominating Committee, established by the Board of Directors on May 16, 2002, did not meet during fiscal year 2002 but has since held two meetings. The Nominating Committee will consider stockholder recommendations for director sent to the Nominating Committee, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention: Secretary.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission on a timely basis. Reporting Persons are required to furnish the Corporation with copies of all such forms that they file. Based solely on its review of such forms, the Corporation believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal year 2002 were complied with on a timely basis.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

   The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities as of October 1, 2002 (unless otherwise indicated):


Name and Address of Beneficial         Amount and Nature of        Percent of
         Owner (1)                   Beneficial Ownership (1)   Common Stock (2)
------------------------------       ------------------------   ----------------
Lawrence Saper ..................          2,868,533 (3)              18.8%
 Datascope Corp.
 14 Philips Parkway
 Montvale, New Jersey 07645
Private Capital Management, Inc.           2,161,734 (4)              14.6%
 8889 Pelican Bay Blvd.
 Suite 500
 Naples, Florida 34108
Systematic Financial Management,
  L.P............................            993,633 (5)               6.7%
 300 Frank W. Burr Blvd.
 Glenpointe East, 7th Floor
 Teaneck, New Jersey 07666
Neuberger Berman, LLC ...........            957,773 (6)               6.5%
 605 Third Ave.
 New York, New York 10158

---------------
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 1, 2002, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)
(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of October 1, 2002. For purposes of calculating Mr. Saper's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2002 are deemed to be outstanding.
(3) Includes (i) 29,831 shares owned by trusts created by Mr. Saper for his children and (ii) 3,150 shares owned by Mr. Saper's wife. Also includes an option, owned by Mr. Saper, to purchase 500,000 shares of Common Stock which is exercisable only after the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System exceed certain levels, which levels have not been reached as of October 25, 2002, the business day preceding the filing of this Proxy Statement.
(4) Private Capital Management, Inc. ("PCM") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. PCM has shared investment and voting power with respect to 2,161,734 shares of Common Stock and does not have sole investment power or sole voting power with respect to any shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by PCM on August 15, 2002.
(5) Systematic Financial Management, L.P. ("SFM") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. SFM has sole investment and voting power with respect to 993,633 shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by SFM on July 31, 2002.
(6) Neuberger Berman, LLC ("NB") is a Delaware limited liability company and wholly-owned subsidiary of Neuberger Berman, Inc., a parent holding company in accordance with Rule 13d-1(ii)(G) of the Exchange Act. NB has sole investment and voting power with respect to 343,373 shares of Common Stock and shared investment and voting power with respect to 614,400 shares of Common Stock. The information set forth herein was obtained from the
    Schedule 13F filed by NB on August 12, 2002.

                        SECURITY OWNERSHIP OF MANAGEMENT

   The following table shows the number of shares of Common Stock beneficially owned by the Corporation's directors, executive officers identified in the summary compensation table below (excluding Mr. Saper, whose holdings are shown in the preceding table) and all directors and executive officers as a group as of October 1, 2002:


                                                                  Amount and Nature         Percent of
Name of Beneficial Owner(1)                                    of Beneficial Ownership    Common Stock(2)
---------------------------                                    -----------------------    ---------------
Alan B. Abramson ...........................................              5,000(3)               *
David Altschiller ..........................................             16,650(4)               *
William L. Asmundson .......................................             27,407(5)               *
Gregory Cash ...............................................              7,500(6)               *
Thomas J. Dugan ............................................              6,250(7)               *
Leonard S. Goodman .........................................             33,137(8)               *
Joseph Grayzel, M.D ........................................            246,871(9)              1.7%
George Heller ..............................................             31,068                  *
Arno Nash ..................................................             13,500(10)              *
Paul J. Southworth .........................................             48,750(11)              *
All executive officers and directors as a group (consisting
  of 17 individuals)........................................          3,485,246(12)            22.4%

---------------
* Represents less than 1% of the shares of Common Stock of the Corporation outstanding as of October 1, 2002.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.
(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 2002. For the purpose of calculating each person's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2002 are deemed to be beneficially owned by, and outstanding with respect to, such person.
(3) Consists of 5,000 shares which are issuable pursuant to currently exercisable options.
(4) Includes 15,000 shares which are issuable pursuant to currently exercisable options.
(5) Includes 5,000 shares which are issuable pursuant to currently exercisable options and 5,000 shares owned by his wife.
(6) Consists of 7,500 shares which are issuable pursuant to currently exercisable options.
(7) Consists of 6,250 shares which are issuable pursuant to currently exercisable options.
(8) Includes 30,000 shares which are issuable pursuant to currently exercisable options.
(9) Includes 30,000 shares which are issuable pursuant to currently exercisable options. Does not include 25,000 shares which are issuable pursuant to options which will vest on the attainment of certain milestones.
(10) Includes 5,000 shares which are issuable pursuant to currently exercisable options.
(11) Consists of 48,750 shares which are issuable pursuant to currently exercisable options.
(12) Includes 795,425 shares which are issuable pursuant to currently exercisable options.

                      EXECUTIVE OFFICERS OF THE CORPORATION


   The following table sets forth the names, ages and all positions and offices held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

Name                     Age      Positions and Offices Presently Held
----                     ---      ------------------------------------
Lawrence Saper ....      74       Chairman of the Board of Directors and Chief Executive Officer

Murray Pitkowsky ..      71       Senior Vice President and Secretary (1)

Fred Adelman ......      49       Chief Accounting Officer and Corporate Controller (2)

Nicholas E. Barker       44       Vice President, Design (3)

James L. Cooper ...      51       Vice President, Human Resources (4)

Thomas J. Dugan ...      45       Vice President, Business Development  and Acting President, InterVascular, Inc. (5)

Leonard S. Goodman       58       Vice President, Chief Financial Officer and Treasurer (6)

Jeffrey L. Purvin .      50       Vice President; President, VasoSeal Business (7)

Donald Southard ...      57       Vice President; President, Patient Monitoring Division (8)

Paul J. Southworth       58       Vice President; President, Cardiac Assist Division (9)

S. Arieh Zak ......      41       Vice President, Regulatory Affairs and Corporate Counsel (10)

---------------
(1)  Mr. Pitkowsky has been employed by the Corporation as Senior Vice
     President since October 1992, and as Secretary since January 1993. From October 1, 2001 to December 12, 2001, Mr. Pitkowsky served as Acting President, Collagen Products Division. From April 1986 through October 1992, Mr. Pitkowsky served as Vice President, Finance and Treasurer of the Corporation. Mr. Pitkowsky also served as Chief Financial Officer from December 1996 to October 1998. Mr. Pitkowsky also served as acting President of Cardiac Assist from September 1998 to June 1999, and Acting President, InterVascular Inc. from June 2000 to April 2001.
(2) Mr. Adelman has been employed by the Corporation as Chief Accounting Officer since July 2002, and as Corporate Controller since October 1999. From July 1983 to October 1999, Mr. Adelman was employed by the Corporation as Director of Corporate Accounting.
(3) Mr. Barker has been employed by the Corporation as Vice President of Design since December 1997. Mr. Barker was employed by the Corporation as Manager of Corporate Design from October 1993 to December 1997 and as an Industrial Designer from September 1991 to October 1993.
(4) Mr. Cooper has been employed by the Corporation as Vice President of Human Resources since January 1998. Mr. Cooper served as Vice President of Human Resources of Schindler Elevator Corporation from January 1994 to January 1998.
(5) Mr. Dugan has been employed as Vice President, Business Development since April 2001. Effective October 23, 2002, Mr. Dugan has also served as Acting President, InterVascular, Inc. From September 1996 to February 2001, Mr. Dugan was employed by Tyco Healthcare/United States Surgical and served as Vice President of Marketing (1999), General Manager -- Vascular Therapies Division (1999) and Senior Director Corporate Development (1996 to 1999).

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)
(6)  Mr. Goodman has been employed as Vice President and Chief Financial
     Officer of the Corporation since October 1998 and served as Treasurer since September 1999. Mr. Goodman served as President of LSG Associates, Financial and Business Strategy Consulting from October 1997 to September 1998. Mr. Goodman served as Senior Vice President and Chief Financial Officer at Benjamin Moore & Co. from April 1997 to September 1997 and was Vice President and Chief Financial Officer at Thompson Minwax Corporation from June 1996 to January 1997.
(7) Mr. Purvin was appointed as Vice President of the Corporation and as the President of the VasoSeal Business on October 23, 2002. Mr. Purvin served as General Manager of the VasoSeal Business from December 2001 to October 22, 2002 and Vice President for Sales and Marketing for the VasoSeal Business from May 2001 to November 2001. Prior to his employment with the Corporation, Mr. Purvin served as Vice President and General Manager of the Oral Healthcare Division of the Block Drug Company, a division of GlaxoSmithKline from January 1999 to March 2001, and as Vice President of Marketing from January 1991 to December 1998.
(8) Mr. Southard has been employed as a Vice President of the Corporation and as the President of the Patient Monitoring Division since February 1997. Mr. Southard served as Vice President, Sales of the Patient Monitoring Division from July 1996 to February 1997.
(9) Mr. Southworth has been employed as Vice President of the Corporation and as President of the Cardiac Assist Division since June 1999. Prior to his employment with the Corporation, Mr. Southworth served as President of the Vascular Division -- Research and Development/Technical Operations of Boston Scientific Corporation from July 1998 to June 1999 and President of the Meadox Medicals Division of Boston Scientific Corporation from February 1996 to July 1998.
(10) Mr. Zak has been employed by the Corporation as Corporate Counsel since November 1992, and as Vice President of Regulatory Affairs since September 1995.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

   The following table sets forth for the fiscal years ended June 30, 2002, 2001 and 2000, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 2002 the chief executive officer and the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executives"):


                                                                         Annual Compensation
                                                              --------------------------------------    Long-Term
                                                                                                       Compensation
                                                                                          Other           Awards
                                                                                          Annual        -----------      All Other
                                                                Salary      Bonus      Compensation       Options      Compensation
Name and Principal Position                           Year       ($)         ($)            ($)            (#)           ($)(1)
---------------------------                           ----    ---------   ---------    ------------    ------------   ------------
Lawrence Saper .....................................   2002    1,000,000          --       358,132(2)     500,000         17,270
 Chairman of the Board of Directors                    2001    1,000,000   1,175,000       281,305(2)          --         17,590
 and Chief Executive Officer                           2000      975,000   3,285,714       282,380(2)          --         12,551
Leonard S. Goodman .................................   2002      271,250          --            --         10,000          6,327
 Vice President, Chief Financial                       2001      257,500     120,000            --         10,000          6,196
 Officer and Treasurer                                 2000      247,500     175,000            --         10,000          4,155
Paul J. Southworth .................................   2002      267,500          --            --             --          6,327
 Vice President; President, Cardiac                    2001      255,000      50,000            --         15,000          8,296
 Assist Division                                       2000(3)   240,000     260,000            --         15,000          1,117
Gregory Cash .......................................   2002      220,000      60,000(5)         --          4,000          2,502
 Vice President; President,                            2001(4)    37,513      40,000(6)         --         30,000            183
 InterVascular Inc.                                    2000           --          --            --             --             --
Thomas J. Dugan ....................................   2002      218,500      60,000(5)         --          7,500          1,127
 Vice President, Business                              2001(7)    45,522      25,000(6)         --         25,000            274
 Development                                           2000           --          --            --             --             --

---------------
(1) Amounts in this column represent (a) the Corporation's matching contributions under the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan, (b) premiums for term life insurance and long term disability insurance and (c) with respect to the split dollar life insurance program maintained by the Corporation for the benefit of Mr. Saper, the actuarial value of the benefit to Mr. Saper of the current year's insurance premium paid by the Corporation in excess of that required to fund the death benefit under the policy. The amounts comprising items
    (a), (b) and (c) described above for each Named Executive in fiscal year 2000 are as follows: Saper: (a) $4,739, (b) $887 and (c) $6,925; Goodman:
    (a) $3,038 and (b) $1,117; Southworth: (a) $0 and (b) $1,117; Cash: (a) $0
    and (b) $0; and Dugan: (a) $0 and (b) $0. The amounts comprising items (a),
    (b) and (c) described above for each Named Executive in fiscal year 2001 are as follows: Saper: (a) $5,975, (b) $1,096 and (c) $10,519; Goodman:
    (a) $5,100 and (b) $1,096; Southworth: (a) $7,200 and (b) $1,096; Cash:
    (a) $0 and (b) $183; and Dugan: (a) $0 and (b) $274. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2002 are as follows: Saper: (a) $4,714, (b) $930 and (c) $11,626;
    Goodman: (a) $5,200 and (b) $1,127; Southworth: (a) $5,200 and (b) $1,127;
    Cash: (a) $1,375 and (b) $1,127; and Dugan: (a) $0 and (b) $1,127.
    Cumulative net life insurance premiums paid under the split dollar life insurance program are recoverable with respect to Mr. Saper, on death, if not recovered earlier.
(2) Includes payments for automobile and reimbursement for executive portion of split dollar life insurance, respectively, in the following amounts: $76,068 and $171,304 in fiscal year 2002; $74,559 and $159,230 in fiscal year 2001;
    and $72,457 and $158,842 in fiscal year 2000.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Mr. Southworth began his employment with the Corporation on June 21, 1999. The fiscal year 2000 bonus includes a sign-on bonus of $100,000.
(4) Mr. Cash began his employment with the Corporation on April 30, 2001 and resigned from the Corporation on October 21, 2002.
(5) Represents guaranteed bonus for fiscal year 2002.
(6) Represents sign-on bonus paid at commencement of employment.
(7) Mr. Dugan began his employment with the Corporation on April 9, 2001.

Options Of Named Executives To Purchase Securities

   On October 1, 1981, the Corporation adopted the 1981 Stock Option Plan, which was subsequently approved at the 1981 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), may be granted thereunder. The 1981 Stock Option Plan, as amended, reserved 3,075,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The 1981 Stock Option Plan is administered by the Compensation Committee. The 1981 Stock Option Plan terminated on September 30, 1996; consequently, the Corporation can no longer issue options under the 1981 Stock Option Plan. However, options issued thereunder remain outstanding.

   On September 19, 1995, the Corporation adopted the 1995 Stock Option Plan, which was subsequently approved at the 1995 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Code may be granted thereunder. The 1995 Stock Option Plan, as amended, reserved 4,150,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee. The 1995 Stock Option Plan terminates on September 17, 2005.

Option Grants in Last Fiscal Year

    The following table sets forth information regarding stock option grants during fiscal year 2002 to the Named Executives. The amounts shown for each Named Executive as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and the Corporation's future performance and prospects. Consequently, there can be no assurance that the potential realizable value shown in this table will be achieved.


                                                  Individual Grants
                                             ---------------------------
                                                                                                              Potential Realizable
                                             Number of      % of Total                                          Value at Assumed
                                            Securities       Options                                         Annual Rates of Stock
                                            Underlying       Granted        Exercise                           Price Appreciation
                                              Options      To Employees    Price Per                            for Option Term
                                              Granted     in Fiscal Year     Share          Expiration       ----------------------
Name                                            (#)            (%)           ($/Sh)            Date            5%($)       10%($)
----                                        ----------    --------------   ---------    -----------------    ---------   ----------
Lawrence Saper ..........................     500,000(1)       83.1          28.665     February 18, 2012    9,010,512   22,832,608
Leonard S. Goodman ......................      10,000(2)        1.7          30.275        May 15, 2012        190,398      482,506
Paul J. Southworth ......................          --            --              --             --                  --           --
Gregory Cash ............................       4,000(2)        0.7          30.275        May 15, 2012         76,159      193,002
Thomas J. Dugan .........................       7,500(2)        1.2          30.275        May 15, 2012        142,798      361,879

---------------
(1) The option became exercisable on February 19, 2002 in the following manner: prior to February 20, 2011, the option is exercisable after the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System on any ten consecutive trading days subsequent to the date of grant of the option is equal to or greater than
    (a) with respect to the first 250,000 shares, $35.00 and (b) with respect to the remaining 250,000 shares, $40.00.
(2) The option becomes exercisable in four equal installments beginning on May 16, 2003. However, prior to May 16, 2007, the portion of the option is exercisable only if the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System on the trading day immediately preceding the exercise date is equal to or greater than $35.00. After May 16, 2007, the option is fully exercisable, without regard to the price of the Corporation's Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

    The following table sets forth for each Named Executive certain information about stock options exercised during fiscal year 2002 and unexercised stock options held at the end of fiscal year 2002. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of the Corporation's Common Stock (average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System) on the exercise date. The value of an unexercised in-the-money option at the end of fiscal year 2002 is the difference between its exercise price and the fair market value of the Corporation's Common Stock on June 30, 2002. The value of unexercised in-the- money options, unlike the amounts set forth in the column "Value Realized," has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. An option is "in-the-money" if the fair market value of the Corporation's Common Stock exceeds the exercise price of the option. An option is "unexercisable" if it has not yet vested.


                                            Shares                   Number of Securities Underlying   Value of Unexercised In-The-
                                           Acquired       Value       Unexercised Options at Fiscal       Money Options at Fiscal
                                         On Exercise     Realized       Year End(#) Exercisable/         Year End($) Exercisable/
Name                                         (#)           ($)                Unexercisable                    Unexercisable
----                                     -----------    ---------    -------------------------------   ----------------------------
Lawrence Saper .......................     215,000      4,877,315                 0/500,000                              0/0
Leonard S. Goodman ...................          --             --             23,750/31,250                    84,179/46,349
Paul J. Southworth ...................      12,500        139,963             48,750/18,750                          9,450/0
Gregory Cash .........................          --             --              7,500/26,500                              0/0
Thomas J. Dugan ......................          --             --              6,250/26,250                              0/0


Pension Plan and Supplemental Benefit Plans

 Pension Plan

   The Corporation maintains the Datascope Corp. Pension Plan. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee's highest 5 consecutive years' earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 38 years of service under the plan, Mr. Goodman with 3.5 years, Mr. Southworth with 3 years, Mr. Cash with 1.5 years and Mr. Dugan with 1.5 years. Pensions are reduced by 1.5% of an employee's estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The table below illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

 Pension Plan Table


                                                                                                Years of Service
                                                                             ------------------------------------------------------
Final Average Compensation                                                    15         20          25          30         35
--------------------------                                                   --------   --------    --------    --------   --------
$125,000.................................................................    $ 28,125   $ 37,500    $ 46,875    $ 56,250   $ 65,625
 150,000.................................................................      33,750     45,000      56,250      67,500     78,750
 175,000.................................................................      39,375     52,500      65,625      78,750     91,875
 200,000.................................................................      45,000     60,000      75,000      90,000    105,000
 225,000.................................................................      50,625     67,500      84,375     101,250    118,125
 250,000.................................................................      56,250     75,000      93,750     112,500    131,250
 300,000.................................................................      67,500     90,000     112,500     135,000    157,500
 400,000.................................................................      90,000    120,000     150,000     180,000    210,000
 450,000.................................................................     101,250    135,000     168,750     202,500    236,250
 500,000.................................................................     112,500    150,000     187,500     225,000    262,500


 Supplemental Benefit Plans

   The Corporation also maintains certain plans which provide for supplemental retiree medical benefits to Mr. Saper and his wife and supplemental pension benefits for Mr. Saper (the "Supplemental Benefits Plans"). The retiree medical benefits plan will provide certain lifetime medical benefits to Mr. Saper and his wife upon the termination of Mr. Saper's employment with the corporation. The pension benefits plan in effect for Mr. Saper during fiscal year 2002 provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on 60% of the average total compensation for the three years in which Mr. Saper's compensation was greatest of the ten years immediately preceding Mr. Saper's retirement, less the benefit payable under the Datascope Corp. Pension Plan. However, the supplemental retirement benefit will not be less than the value of the benefit that would have been payable had Mr. Saper's retirement occurred at age 65, which amount is actuarially increased to his actual retirement date. At June 30, 2002, the estimated annual benefit payable to Mr. Saper under his Supplemental Benefits Plan approximates $1,677,500. Under the terms of Mr. Saper's Supplemental Benefits Plan, the annual benefit will be increased to reflect changes in his compensation to retirement. The plan in effect for Mr. Saper provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split- dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper's family (the "Trust"). The Corporation's net investment in the program is recoverable on Mr. Saper's death, but may be repaid sooner by the Trust. Benefits under the Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation purchases key-man insurance intended to recover a portion of the net after-tax cost of the benefits.

Compensation of Directors and other Matters

   The annual retainer for each director of the Corporation (except Mr. Saper, Mr. Altschiller and Dr. Grayzel) is $24,000, which is payable in shares of Common Stock pursuant to the Datascope Corp. Non-Employee Director Compensation Plan (the "Non-Employee Director Plan"). Payment of the annual retainer will generally occur at the beginning of the next succeeding calendar year. In connection with the payment of annual retainers, the Corporation has reserved 25,000 shares of Common Stock for issuance. A director may elect to defer receipt of compensation, in which case the annual retainer will be paid entirely in shares of Common Stock. In the case of directors electing current receipt of compensation, 40% of such portion is paid in cash (to approximate current federal income tax liability) and the balance in Common Stock of the Corporation. The Board of Directors has recommended that the shareholders of the Corporation consider and vote upon a proposal to amend and restate the Non-Employee Director Plan. See "Item 2. Approval of the Datascope Corp. Amended and Restated Compensation Plan for Non-Employee Directors" beginning on page 18 of this Proxy Statement for a description of the proposal.

   In addition to the annual retainer described above, each committee chairman receives an annual retainer of $3,000. Each director of the Corporation (except Mr. Saper, Mr. Altschiller and Dr. Grayzel) also receives a fee of $1,500 for each meeting of the Board of Directors and $750 for each committee meeting which such director attends.

   From time to time, the Corporation has granted options to directors to purchase shares of Common Stock. These options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee's death or disability but not beyond the option's normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the Corporation will then be allowed a deduction from income, equal to the excess of (a) the aggregate market value, on the date of exercise, of the shares so acquired over (b) the aggregate option exercise price for such shares.

   Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Stock Option Plan and the 1995 Stock Option Plan and with respect to the certain director options which have been approved by the shareholders of the Corporation are exempt from the short-swing trading liability provisions of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 of the Exchange Act. The 1981 Stock Option Plan and the 1995 Stock Option Plan do not cover grants to directors who are not employees or officers of the Corporation.

   Mr. Altschiller has been engaged as a consultant to the Corporation since September 1998, providing advice and counsel in the area of advertising. In consideration for these services, the Corporation paid Mr. Altschiller a consulting fee of $184,500 during fiscal year 2002.

   Dr. Grayzel has been engaged as a consultant to the Corporation since January 1968. Pursuant to an oral agreement, Dr. Grayzel spends approximately 30 hours per week providing advice and counsel to the Corporation in the area of new product development. In consideration for these services, the Corporation paid Dr. Grayzel a consulting fee of $161,700 during fiscal year 2002.

Employment Contracts and Termination of Employment and Change in Control Arrangements

   The Corporation has entered into an employment agreement with Mr. Saper, dated as of July 1, 1996 (as amended, the "Saper Employment Agreement"). The Saper Employment Agreement is for a term of five years with automatic daily one-day extensions of the term unless either party gives notice of intent not to continue to extend the term. The Saper Employment Agreement provides for an annual base salary and increases to the base salary as determined by the Board of Directors or the Compensation Committee. On September 22, 1999, the Compensation Committee determined to increase Mr. Saper's annual base salary to $1,000,000. Pursuant to the terms of the Saper Employment Agreement, Mr. Saper is entitled to an annual bonus based on criteria determined by the Compensation Committee. Under the Saper Employment Agreement, Mr. Saper is also entitled to receive bonus compensation in accordance with any long-term and annual incentive compensation plans that are maintained by the Corporation for the benefit of its executives. See "Report of the Compensation Committee on Executive Compensation." Mr. Saper is also entitled to certain retirement benefits. See "Pension Plan and Supplemental Benefit Plans." Under the Saper Employment Agreement, on March 13, 2002 the Corporation advanced to Mr. Saper $260,000 for payment of a membership deposit to a golf club. Mr. Saper will repay such amount upon the termination of Mr. Saper's membership in the golf club or, if earlier, upon the termination of Mr. Saper's employment with the Corporation. Mr. Saper may terminate the Saper Employment Agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes-in-control of the Corporation, in which event Mr. Saper is entitled to receive a lump-sum payment equal to the weighted average of his compensation (including base salary and bonus compensation) for the previous three years multiplied by the number of years remaining in his term of employment.

   The Corporation has entered into change of control agreements with various members of its management, including the Named Executives. Under these agreements, in the event of a change in control of the Corporation, the Named Executives would be entitled to a lump sum payment equal to 2.99 times their annual base salary then in effect plus bonus.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


   The Compensation Committee establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

Compensation Philosophy and Objectives of the Corporation

   The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the bonus plans described below, and long-term performance of the Corporation is rewarded through the grant of stock options under the 1995 Stock Option Plan described above. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to other corporations in the Corporation's industry.

   The Datascope Corp. Management Incentive Plan (the "Management Incentive Plan"), approved by the shareholders in 2000, allows for bonus payments to eligible executives based on attainment of overall corporate and division financial thresholds and targets and certain subjective criteria; in the case of Mr. Saper, the thresholds and targets are limited to objective financial criteria. The thresholds and targets are established within the first 25% of the measurement period by the Corporation's Board of Directors. Bonuses are granted to participants if the thresholds are achieved, and the size of the executive's bonus increases with the level of achievement up to a certain maximum level of bonus. However, the Compensation Committee has the discretion to (i) decrease or eliminate the award payable to any executive who is covered by Section 162(m) of the Code (such as Mr. Saper) (each a "Covered Employee"), or (ii) increase, decrease or eliminate the award payable to any other executive, to reflect the individual performance and contribution of, and other factors relating to, such executive.

   The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of stock options aligns the interest of the executives with those of the Corporation's shareholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation.

Compensation of the Chief Executive Officer

   Mr. Saper's compensation for fiscal year 2002 was determined pursuant to the employment agreement, dated as of July 1, 1996. The overall compensation included in the employment agreement paid to Mr. Saper was determined in a manner the Compensation Committee believes is reflective of the Corporation's operating results, the growth in the Corporation's business and the value of the Corporation's equity. Because certain earnings targets were not reached in fiscal year 2002, Mr. Saper did not receive a bonus under the Management Incentive Plan in fiscal year 2002.

Deductibility of Executive Compensation

   Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Management Incentive Plan was approved by shareholders and contains the provisions necessary so that amounts payable to Mr. Saper (and other Covered Employees) under the Management Incentive Plan will not be subject to the deduction limitations of Section 162(m) of the Code.

                         Compensation Committee

                         Alan B. Abramson
                         William L. Asmundson
                         Arno Nash

   The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                          REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is comprised of Alan B. Abramson, William L. Asmundson and George Heller. Each of the members of the audit committee is "independent" as defined under the National Association of Securities Dealers, Inc.'s listing standards and is financially literate as that qualification is interpreted by the Board of Directors. In addition, at least one member of the Audit Committee has accounting or related financial management experience, as the Board of Directors interprets that qualification. The Board of Directors has adopted a written charter with respect to the Audit Committee's roles and responsibilities.

   The Audit Committee's primary duties and responsibilities are to (1) monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) monitor the independence and performance of the Corporation's independent auditors and (3) provide an avenue of communication among the independent auditors, management, and the Board of Directors.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Corporation's audited financial statements with its management and Deloitte & Touche LLP, its independent auditors. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). This included a discussion of the independent auditor's judgments as to the quality, not just the acceptability, of the Corporation's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements to be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

                         Audit Committee

                         Alan B. Abramson
                         William L. Asmundson
                         George Heller

           FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS

   For the fiscal year ended June 30, 2002, Deloitte & Touche LLP, the Corporation's independent auditors billed the approximate fees set forth below:

   Audit fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  $312,100

   Audit related fees, including statutory audits of international subsidiaries in conjunction with the fiscal year audit
   ($79,800) . . . . . . . . . . . . . . . . . . . . . . . . . . .  $121,400

   Non audit services -- tax consulting. . . . . . . . . . . . . .  $106,000

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditors independence.

Performance Graph

   The following graph compares the cumulative total shareholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Equipment Index for the five year period commencing July 1, 1997 and each subsequent June 30 through June 30, 2002. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 1997 and that all dividends were reinvested.

                                   [Line Graphic]




                                                         S&P HEALTH
 Measurement Period       DATASCOPE                         CARE
(Fiscal Year Covered)      CORP.           S&P 500        EQUIPMENT
---------------------    ------------     ---------     ----------
         1997              100.00           100.00         100.00
         1998              135.35           130.16         132.58
         1999              163.69           159.78         156.49
         2000              184.01           171.36         170.18
         2001              236.82           145.95         168.73
         2002              142.88           119.70         165.01

ITEM 2. APPROVAL OF THE DATASCOPE CORP. AMENDED AND RESTATED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

   The Board of Directors has approved a proposal to amend and restate the Non-Employee Director Plan. The amended and restated Non-Employee Director Plan, among other things, (i) increases the number of shares of Common Stock which may be issued pursuant to the Non-Employee Director Plan from 25,000 shares to 150,000 shares and (ii) authorizes an annual grant of options to purchase 5,000 shares of Common Stock to each director of the Corporation who is not an employee or consultant of the Corporation (a "Non-Employee Director"), plus an additional grant of options to purchase 2,500 shares of Common Stock to such directors in 2003. As of October 1, 2002, there were 13,207 shares remaining of the 25,000 shares of Common Stock originally authorized for issuance under the Non-Employee Director Plan, and the proposed increase to 150,000 shares authorized under the Non-Employee Director Plan includes the 11,793 shares that have already been issued. The Board of Directors believes that the authorization of the additional shares of Common Stock and the annual grant of options to purchase shares of Common Stock to each Non-Employee Director would assist the Corporation in attracting and retaining qualified outside directors and encouraging such directors to exert their best efforts on behalf of the Corporation.

Non-Employee Director Plan

   The following is a summary of the material provisions of the amended and restated Non-Employee Director Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by, the complete text of the amended and restated Non-Employee Director Plan, as proposed to be amended, as set forth in Annex A to this Proxy Statement and incorporated herein by reference.

   General Information. The amended and restated Non-Employee Director Plan provides for the issuance of two types of compensation to Non-Employee Directors. The first type of compensation, which is currently in the Non-Employee Director Plan, is an annual retainer in an amount determined by the Board of Directors, which is currently $24,000, payable in shares of Common Stock. The second type of compensation, which is not currently in the Non-Employee Director Plan but is in the amended and restated Non-Employee Director Plan, is an annual grant to each Non-Employee Director of options to purchase 5,000 shares of Common Stock, plus an additional grant of options to purchase 2,500 shares of Common Stock to such directors in 2003.

   Annual Retainer. Each Non-Employee Director may elect to receive the annual retainer every year when issued or to defer payment of the retainer to a future date. If a Non-Employee Director does not elect to defer payment of the annual retainer, the Corporation pays the annual retainer to each Non-Employee Director on the tenth business day following the calendar year in which the annual retainer is payable in a combination of cash and shares of Common Stock. The amount of cash is equal to the result obtained by multiplying the amount of the annual retainer by the maximum federal income tax rate in effect on the date of payment. The remaining portion of the annual retainer is paid in a number of shares of Common Stock equal to the result obtained by dividing such remaining portion of the annual retainer by the average of the closing price of Common Stock as quoted on The Nasdaq National Market System on the last ten trading days of the calendar year for which such retainer is payable. If a Non-Employee Director elects to defer payment of the annual retainer, the Corporation pays the annual retainer on either a future date specified by the Non-Employee Director at the time of election or the date when such Non- Employee Director ceases to serve the Corporation as a director. Notwithstanding the election to defer payment of the annual retainer by a Non- Employee Director, any compensation deferred by a Non-Employee Director will be paid six months and one day following certain events triggering a change of control of the Corporation or upon the death of the Non-Employee Director. When the Corporation pays an annual retainer whose payment has been deferred, the annual retainer is paid entirely in shares of Common Stock in a number of payments determined by the Non-Employee Director and on the same basis as when the Corporation pays the annual retainer currently.

   Annual Stock Grant. Beginning January 1, 2003, each Non-Employee Director will be entitled to receive from the Corporation on January 1 of each year a grant of options to purchase 5,000 shares of Common Stock. In addition, on January 1, 2003, each Non-Employee Director will receive, in addition to the grant of options to purchase 5,000 shares of Common Stock, a grant of options to purchase an additional 2,500 shares of Common Stock. The options issued by the Corporation pursuant to the amended and restated Non-Employee Director Plan generally shall be immediately exercisable and have an exercise price equal to the average of the closing price of Common Stock as quoted on The Nasdaq National Market System on the last ten trading days of the calendar year prior to the date of grant. The term of the options generally will be ten years. If a Non-Employee Director ceases to serve the Corporation as a director, any outstanding Options terminate if not otherwise exercised within one year from the date such director ceases to serve as such.

   The average of the closing price of Common Stock as quoted on the Nasdaq National Market System for the ten-day period prior to October 1, 2002 was $28.13 per share.

   Term. The amended and restated Non-Employee Director Plan continues in effect until terminated by the Board of Directors.

   Plan Administration. The Board of Directors shall administer the amended and restated Non-Employee Director Plan and has responsibility for carrying out the terms of such plan, including the determination of the annual retainer and the annual stock grant. To the extent permitted under the securities laws applicable to compensation plans, the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee may exercise the discretion granted to the Board of Directors in administering the amended and restated Non-Employee Director Plan, provided that the composition of such committees satisfies the requirements of Rule 16b-3 under the Exchange Act.

   The Board of Directors may at any time amend or terminate the amended and restated Non-Employee Director Plan. However, (i) no amendment or termination may impair the rights of a Non-Employee Director with respect to amounts credited to such director's account with the Corporation, (ii) provisions relating to eligibility, the amount and price of securities to be awarded, the timing of and the amount of the annual retainer and the annual stock grant shall not be amended more than once every six months, other than to comport with changes in certain laws, and (iii) no amendment shall become effective without approval of the shareholders of the Corporation if such approval is required to enable the amended and restated Non-Employee Director Plan to satisfy applicable laws.

Federal Income Tax Consequences

   Set forth below is a description of the federal income tax consequences under the Code of the grant and exercise of options awarded under the amended and restated Non-Employee Director Plan. This description does not purport to be a complete description of the federal income tax aspects of the amended and restated Non-Employee Director Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular Non-Employee Director.

   There will be no federal income tax consequences to Non-Employee Directors or the Corporation on the grant of an option under the amended and restated Non-Employee Director Plan (an "Option"). On the exercise of an Option, the Non-Employee Director generally will have taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction for its taxable year in which the Non-Employee Director includes the income, and in an amount equal to the amount of income recognized by the Non-Employee Director provided the Corporation complies with applicable reporting rules. Any ordinary income realized by a Non-Employee Director upon exercise of an Option will increase his tax basis in the Common Stock thereby acquired.

   A Non-Employee Director who surrenders shares of Common Stock in payment of the exercise price of an Option will not recognize gain or loss on his or her surrender of such shares, but will recognize ordinary income, as compensation, on the exercise of an Option as described below. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal, in general, to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

   If the Corporation delivers cash, in lieu of fractional shares, the Non-Employee Director will recognize ordinary income equal to the amount of cash paid. An amount equal to any such ordinary income will be deductible by the Corporation.

   The amended and restated Non-Employee Director Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.

Restrictions on Resale

   Registration Under the Securities Act. The Corporation may register the shares of Common Stock underlying the Options on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission. The Commission has indicated that optionees who have acquired shares pursuant to a bona fide public offering registered on Form S-8 and who are not affiliates of the Corporation, at the time of their proposed offer or resale, may generally resell or reoffer the shares so acquired. Optionees who are affiliates of the Corporation may resell or reoffer shares acquired pursuant to an Option only if such reoffer or resale is made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. In the case of affiliates, the exemption provided by Rule 144 under the Securities Act would be available so long as the Corporation continues to be in compliance with the reporting requirements and the affiliate complies with the volume limitations and other requirements of that rule.

   Exemption from Section 16(b) of the Exchange Act. The amended and restated Non-Employee Director Plan meets the requirements of Rule 16b-3 of the Exchange Act, which exempts the acquisition of certain options under the amended and restated Non-Employee Director Plan from the operation of Section 16(b) under the Exchange Act.

Equity Compensation Plan Information

   The following table provides information as of October 1, 2002 about our Common Stock that may be issued under our existing equity compensation plans upon the exercise of stock options or otherwise.


                                                                 Number of                                   Number of securities
                                                             securities to be                              remaining available for
                                                           issued upon exercise      Weighted-average       future issuance under
                                                              of outstanding        exercise price of     equity compensation plans
                                                             options, warrants     outstanding options,     (excluding securities
Plan category                                                   and rights         warrants and rights     reflected in column(a))
-------------                                             --------------------    --------------------   -------------------------
                                                                    (a)                    (b)                       (c)
Equity compensation plans approved by security holders.          2,417,721                $31.20                   956,979
Equity compensation plans not approved by security
  holders..............................................            106,500(1)             $22.14                    13,207(2)
                                                                 ---------                ------                   -------
Total..................................................          2,524,221                $30.81                   970,186

---------------
(1) Includes grants of options to consultants to purchase up to 81,500 shares of our Common Stock. These options have terms ranging from 5 to 10 years, with exercise prices ranging from $18.25 to $39.45. Some of these options vest over time or upon the occurrence of specified events.
(2) Represents shares of common stock reserved for future issuance under the compensation plan for non-employee directors.

Board Recommendation

   The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to approve the amended and restated Non-Employee Director Plan so that the Corporation can continue to attract and retain qualified outside directors and encourage such directors to exert their best efforts on behalf of the Corporation. Approval of the amended and restated Non-Employee Director Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, the Board of Directors recommends that you vote FOR the approval of the amended and restated Non-Employee Director Plan.

                                 OTHER BUSINESS

   The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting of Shareholders. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's 2003 Proxy Statement and form of proxy on or prior to July 3, 2003.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

   The Annual Report to Shareholders of the Corporation on Form 10-K for the fiscal year ended June 30, 2002 (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

   Upon the written request of any shareholder of the Corporation, management will provide, free of charge, a copy of the Annual Report, including the financial statements and schedules thereto. Requests should be mailed to:
Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention:
Secretary.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Corporation's financial statements for the years ended June 30, 2002 and 2001 have been examined by the firm of Deloitte & Touche LLP, independent certified public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

   The Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Shareholders.

                              COST OF SOLICITATION


   The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $8,500 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

   It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                         By Order of the Board of Directors,

                         MURRAY PITKOWSKY
                         Secretary

Dated: October 28, 2002

                                                                         ANNEX A

                                DATASCOPE CORP.
                              AMENDED AND RESTATED
                               COMPENSATION PLAN
                    FOR NON-EMPLOYEE DIRECTORS (the "Plan")

   Section 1. Eligibility. Each member of the Board of Directors (the "Board") of Datascope Corp. (the "Company") who is not an employee of, or consultant to, the Company or any of its divisions or subsidiaries (an "Eligible Director") is eligible to participate in the Plan.

   Section 2. Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by compensating and providing incentives, which are linked directly to increases in stockholder value, to Eligible Directors for services rendered, time expended and for risks assumed and value added, in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company, thus enhancing the value of the Company for the benefit of the Company's stockholders.

   Section 3. Shares Subject to Plan. Except as otherwise set forth herein, the Company shall not be required to reserve or otherwise set aside funds or shares of common stock, par value $.01 per share, of the Company ("Common Stock") for the payment of its obligations hereunder. The aggregate number of shares of Common Stock that may be issued pursuant to the Plan shall not exceed 150,000, subject to adjustment upon the occurrence of adjustments to the outstanding Common Stock described in Section 11(e) hereof. None of the options to be granted under the Plan is intended to be an "Incentive Stock Option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of shares of Common Stock, adjusted in accordance with Section 11(e) hereof, as applicable (each a "Share"), as the Company is obligated to issue pursuant to the Plan. Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Board. No fractional Shares shall be issued under the Plan.

   Section 4. Administration.

   (a) Generally. The Plan shall be administered, construed and interpreted by the Board. Pursuant to such authorization, the Board shall have the responsibility for carrying out the terms of the Plan, including but not limited to, the determination of the annual retainer to be paid to all Eligible Directors (the "Annual Fixed Director Compensation") and the determination of the number and terms (consistent with the provisions of this Plan) of annual stock options to be granted to all Eligible Directors (the "Annual Stock Grant" and, together with the Annual Fixed Director Compensation, the "Annual Compensation").

   (b) Compensation Committee. To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under the Code, the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such Committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

   (c) Reliance and Indemnification of Board Members. The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith by the Board with respect to the Plan or Annual Compensation granted hereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

   Section 5. Compensation.

   (a) Annual Fixed Director Compensation. The Annual Fixed Director Compensation shall be determined from time to time by the Board. The Board has currently set the amount of the Annual Fixed Director Compensation at $24,000 per Eligible Director. Annual Fixed Director Compensation payable to Eligible Directors for services rendered as a director during a calendar year, if not deferred pursuant to Section 6 of the Plan, shall be paid partly in Shares of Common Stock and partly in cash. Payment shall be made annually, on the tenth business day following the end of the calendar year for which the compensation is payable, to each Eligible Director who served as a director during such calendar year and who was a director on the last day of such calendar year; provided that, if an Eligible Director for any reason does not serve a full calendar year, the Annual Fixed Director Compensation for such incomplete calendar year shall be pro-rated based on the number of full months during which the Eligible Director served as a director, and the payment therefor shall be made, if not deferred pursuant to Section 6 of the Plan, on the tenth business day following the end of the calendar year for which the pro-rated Annual Fixed Director Compensation is payable. The amount of any payment to be made in cash shall equal the result obtained by multiplying (x) the Annual Fixed Director Compensation by (y) the maximum Federal income tax rate in effect at such time that is applicable to individuals, which rate shall be determined from time to time by the Board, with the advice of tax counsel. As of the date of hereof, such rate is 38.6%. The number of Shares to be transferred to the Eligible Director in payment of the balance of such payment of Annual Fixed Director Compensation shall be determined in the manner set forth in Section 7(a).

   (b) Annual Stock Grant. The Annual Stock Grant shall consist of options to purchase 5,000 Shares of Common Stock per Eligible Director, plus, solely for the Annual Stock Grant in January 2003, options to purchase an additional 2,500 Shares of Common Stock. The options issued pursuant to the Annual Stock Grant (the "Options") shall be issued on January 1 of each year, or on such other date as the Board shall determine, beginning January 1, 2003.

   (i) Terms of Options. The Board of Directors shall have absolute discretion in determining the period during which, the rate at which, the exercise price of and the terms and conditions upon which any Option may be exercised and whether any Option exercisable in installments is to be exercisable on a cumulative or noncumulative basis. It is further provided that no Option shall be exercisable after the expiration of ten years. Unless the resolution granting the Option provides otherwise, each Options shall (A) be immediately exercisable, (B) have an exercise price equal to the average of the closing price of the Common Stock on The Nasdaq National Market System on the last ten trading days of the calendar year prior to the date of grant and (C) have a term of ten years.

   (ii) Option Agreement. No Options shall be exercisable unless and until the Eligible Director receiving the Options has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such Options. Each such agreement shall expressly incorporate by reference the provisions of this Plan and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement that the provisions of this Plan shall govern.

   (iii) Exercise. An Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by (A) such documentation, if any, as may be required by the Company as provided in
Section 11(j) and (B) payment of the aggregate option price. Such payment shall be in the form of (A) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (B) subject to the discretion of the Board, certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of which the average market value (determined in accordance with Section 5(b)(i)(B)) on the date of exercise is equal to the aggregate options exercise price of the shares being purchased or (C) a combination of these methods of payment; provided, however, that payment, whether in whole or in part, by surrendering certificates, may only be made if the optionee has held such shares for a period of at least six months prior to the date of surrender. Delivery of such notice shall constitute an irrevocable election to purchase the Common Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Common Stock covered by the notice shall, subject to the provisions of Section 11 hereof, be the date as of which the Common Stock so purchased shall be deemed to have been issued. The Eligible Director entitled to exercise the Option shall not have the right or status as a holder of the Common Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this Section 5(b).

   (iv) Termination. If a Non-Employee Director shall at any time voluntarily or involuntarily cease to serve as a director of the Company or if a Non- Employee Director's service shall terminate on account of death or disability of such director, the Options of such Non-Employee Director shall terminate one year following the first day that such director is no longer a director.

   Section 6. Election to Defer.

   (a) Time of Election. As soon as practicable prior to the beginning of a calendar year, an Eligible Director may elect to defer receipt of the Annual Fixed Director Compensation by directing that all of the Annual Fixed Director Compensation which otherwise would have been payable in accordance with Section 5(a) above with respect to such calendar year and succeeding calendar years shall be credited to a deferred compensation account (the "Director's Account"). Under a valid election, such deferred compensation shall be payable entirely in Shares of Common Stock, determined in accordance with Section 7(a) below. Any person who shall become an Eligible Director during any calendar year, and who was not an Eligible Director of the Company prior to the beginning of such calendar year, may elect, within 30 days after his or her term begins, to defer payment of all his or her Annual Fixed Director Compensation earned during the remainder of such calendar year and for succeeding calendar years.

   (b) Form and Duration of Election. An election to defer Annual Fixed Director Compensation shall be made by written notice executed by the Eligible Director and filed with the Secretary of the Company. Such election shall continue until the Eligible Director terminates such election by subsequent written notice filed with the Secretary of the Company. Any such election to terminate deferral shall become effective for the calendar year following receipt of the election form by the Company and shall only be effective with respect to Annual Fixed Director Compensation payable for services rendered as an Eligible Director thereafter. Amounts credited to the Director's Account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

   (c) Change of Election. An Eligible Director who has terminated his or her election to defer compensation hereunder may thereafter make another election in accordance with Section 6(a) to defer such compensation for the calendar year subsequent to the filing of such election and succeeding calendar years.

   Section 7. The Director's Account. All Annual Fixed Director Compensation that an Eligible Director has elected to defer under the Plan shall be credited to the Director's Account as follows:

   (a) As of the date that the payment of the Annual Fixed Director Compensation would otherwise be payable, there shall be credited to the Director's Account the number of full Shares of the Company's Common Stock obtained by dividing (x) the amount of the Annual Fixed Director Compensation for the calendar year by
(y) the average of the closing price of the Common Stock on The Nasdaq National Market System on the last ten trading days of the calendar year for which such compensation is otherwise payable. If the amount of the Annual Fixed Director Compensation for the calendar year is not evenly divisible by such average closing price of the Common Stock, the balance shall be credited to the Director's Account in cash.

   (b) At the end of each calendar year, there shall be credited to the Director's Account an amount equal to the cash dividends that would have been paid on the number of Shares of Common Stock credited to the Director's Account as of the dividend record date, if any, occurring during such calendar year as if such Shares had been shares of issued and outstanding Common Stock on such record date, and such amount shall be treated as reinvested in additional shares of Common Stock on the dividend payment date.

   (c) Cash amounts credited to the Director's Account pursuant to subparagraphs
(a) and (b) above shall accrue interest commencing from the date the cash amounts are credited to the Director's Account at a rate per annum to be determined from time to time by the Company. Amounts credited to the Director's Account shall continue to accrue interest until distributed in accordance with the Plan. An Eligible Director may be given the opportunity to make a written election to treat the existing cash balance and interest accrued thereon as invested in additional shares of Common Stock. The timing of the effectiveness of such election shall be subject to the Company's discretion.

   (d) An Eligible Director shall not have any interest in the cash or Common Stock in his or her Director's Account until such cash or Common Stock is distributed in accordance with the Plan.

   Section 8. Distribution from Accounts.

   (a) Form of Election. At the time an Eligible Director makes an election to defer receipt of Annual Fixed Director Compensation pursuant to either Section 7(a) or 7(c), such Director shall also file with the Secretary of the Company a written election with respect to the distribution of the aggregate amount of cash and Shares credited to the Director's Account pursuant to such election. An Eligible Director may elect to receive such amount in one lump- sum payment or in a number of approximately equal annual installments (provided the payout period does not exceed 15 years). The lump-sum payment or the first installment shall be paid as of (i) the first business day of any calendar year subsequent to the date the Annual Fixed Director Compensation would otherwise be payable, as specified by the Director, (ii) the first business day of the calendar year immediately following the cessation of the Eligible Director's service as a director of the Company or (iii) the earlier of (i) or (ii), as the Eligible Director may elect. Subsequent installments shall be distributed as of the first business day of each succeeding annual installment period until the entire amount credited to the Director's Account shall have been distributed. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Director's Account.

   (b) Adjustment of Method of Distribution. An Eligible Director participating in the Plan may, prior to the beginning of any calendar year, file another written election with the Secretary of the Company electing to change the date and/or method of distribution of the aggregate amount of cash and Shares of Common Stock credited to the Director's Account for services rendered as a director commencing with such calendar year. Amounts credited to the Director's Account prior to the effective date of such change (the "Prior Amounts") shall not be affected by such change and shall be distributed only in accordance with the election in effect at the time the Prior Amounts were credited to the Director's Account; provided, however, that an Eligible Director may elect to change the time at which Prior Amounts are to be paid, if (i) a written election to effect such change is filed with the Secretary of the Company at least one year before the earliest scheduled payment of the Prior Amounts and (ii) such change would not accelerate the Eligible Director's receipt of the Prior Amounts. Notwithstanding the foregoing, in the event an Eligible Director suffers a severe financial hardship outside the control of such Director, as determined by the Company, the Eligible Director may elect to advance or defer the date of distribution of his or her Director's Account or change the method of distribution thereof.

   (c) Change of Control. Notwithstanding anything to the contrary contained herein, upon a "Change of Control" (as defined below), the full number of Shares of Common Stock and cash in each Director's Account shall be immediately funded and be distributable on the earlier of the date six months and one day following the "Change of Control" or the distribution date(s) previously elected by an Eligible Director. For purposes of this Plan, a "Change of Control" shall mean a change in control of a nature that would be required to be reported in a current report on Form 8-K, as in effect on the date of this Plan, or pursuant to
Section 13 or 14(d) of the

Exchange Act, including, without limitation, (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or Lawrence Saper or an entity directly or indirectly controlled by Lawrence Saper, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities unless the Company's Board, within fifteen (15) business days after having been advised of such acquisition of beneficial ownership, adopts a resolution approving such acquisition, or (ii) the failure, for any reason, of the individuals who presently constitute the Board (the "Incumbent Board") to constitute at least a majority thereof, provided that any director whose election has been approved in advance by directors representing at least two-thirds (2/3) of the directors comprising the Incumbent Board shall be considered, for these purposes, as though such director were a member of the Incumbent Board.

   Section 9. Distribution on Death. If an Eligible Director should die before all amounts credited to the Director's Account shall have been paid in accordance with the election referred to in Section 8, the balance in such Director's Account as of the date of such Director's death shall be paid promptly following such Director's death, in accordance with the method of payment elected by the Eligible Director, to the beneficiary designated in writing by such Director. Such balance shall be paid to the estate of the Eligible Director if (a) no such designation has been made or (b) the designated beneficiary shall have predeceased the Director and no further beneficiary designation has been made.

   Section 10. Amendment and Termination.

   (a) Modifications to the Plan. The Plan shall continue in effect until terminated by the Board. The Board may at any time amend or terminate the Plan; provided, however, that (i) no amendment or termination shall impair the rights of an Eligible Director with respect to amounts then credited to the Director's Account or any Option theretofor granted or any Option agreement related thereto; (ii) the provisions of the Plan relating to eligibility, the amount and price of securities to be awarded, the timing of and the amount of Annual Compensation awards shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and (iii) no amendment shall become effective without approval of the stockholders of the Company if such stockholder approval is required to enable the Plan to satisfy applicable state or Federal statutory or regulatory requirements or the rules of any stock exchange or automated quotation system in which the Common Stock may be listed or quoted.

   (b) Rights of Eligible Director. No amendment, suspension or termination of the Plan that would adversely affect the right of any Eligible Director with respect to a Director's Account or any Option theretofor granted or any Option agreement related thereto will be effective without the written consent of the affected Eligible Director.

   (c) Correction of Defects, Omissions and Inconsistencies. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 11. Miscellaneous.

   (a) Non-Transferable. No Option, right of an Eligible Director to receive any amount in such Eligible Director's Account, or other right or interest of an Eligible Director under the Plan shall be pledged, encumbered or hypothecated to, or in favor of, or subject to any line, obligation or liability of such Eligible Director to any party, other than the Company, or assigned or transferred by such Eligible Director otherwise than by will or the laws of descent and distribution, and such Options and rights shall be exercisable during the lifetime of the Eligible Director only by the Eligible Director or his or her guardian or legal representative. Notwithstanding the foregoing, the Board may, in its discretion, provide that Options be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Board may attach to such transferability feature such terms and conditions as it deems advisable, and no part of such amount shall be subject to attachment or other legal process.

   (b) No Right to Continue as Director. Nothing contained herein or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue as a member of the Board or affect the right of the Company, the Board or the stockholders of the Company to terminate the directorship of any Eligible Director at any time with or without cause.

   (c) No Right to Assets or Voting Rights. The issuance of Options or the establishment and maintenance of, or allocation and credits to, the Director's Account shall not vest in the Eligible Director or his beneficiary any right, title or interest in and to any specific assets of the Company. An Eligible Director shall not have any dividend or voting rights or any other rights of a stockholder (except as expressly set forth in Section 7(b) with respect to dividends and as provided in subparagraph (e) below) until the shares of Common Stock issuable upon exercise of the Options are so issued or the shares of Common Stock credited to a Director's Account are distributed. The rights of an Eligible Director to receive payments under the Plan shall be no greater than the right of an unsecured general creditor of the Company.

   (d) Annual Statement. Each Eligible Director participating in the Plan will receive an annual statement indicating the amount of cash and number of Shares of Common Stock credited to the Director's Account as of the end of the preceding calendar year.

   (e) Adjustments Upon Changes in Capitalization. If the outstanding shares of Common Stock are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional shares of Common Stock as a dividend or pursuant to a stock split, then the number and kind of shares of Common Stock available for issuance pursuant to the exercise of Options or credited to the Director's Account and all shares of Common Stock subject to the unexercised portion of any Option and the option price of such Options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding Options shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding Option. Distributions to the Company's shareholders consisting of property other than shares of Common Stock and distributions to shareholders of rights to subscribe for shares of Common Stock shall not result in any such adjustment. Adjustments made under this
Section 11(e) shall be made by the Board whose determination thereof shall be conclusive and binding. Any fractional share resulting from adjustments pursuant to this Section 11(e) shall be eliminated from any then outstanding Option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

   (f) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New Jersey, without regard to the choice-of-law principles thereof, and applicable federal law.

   (g) Arbitration. All claims and disputes between an Eligible Director and the Company arising out of, or related to, the Plan shall be submitted to arbitration by a single arbitrator, in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in New York, New York or such other place as may be agreed upon in writing at the time by the parties to such arbitration. Notice of demand for such arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The parties to such arbitration shall each pay one-half of the costs of such arbitrator. The award rendered by such arbitrator in such arbitration shall be final, and judgment may be entered upon such award in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 11(g) shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

   (h) Severability. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

   (i) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements for Eligible Directors, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

   (j) Representations. The Board may require, as a condition to the right to receive payment of the Annual Compensation (whether directly or, in the case of Annual Fixed Director Compensation, from the Director's Account), that the Company receive from the Eligible Director, representations, warranties and agreements to the effect that the Shares are being accepted by the Eligible Director only for investment and without any present intention to sell or otherwise distribute such Shares and that the Eligible Director will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

   (k) Cost of the Plan. The costs and expenses of administering the Plan shall be borne by the Company.

   (l) No Waiver of Breach. No waiver by any person at any time or any breach by another person of, or compliance with, any condition or provision of the Plan to be performed by such other person shall be deemed a waiver of the same, any similar or any dissimilar provisions or conditions at the same, or at any prior or subsequent, time.

   (m) No Trust or Fund Created. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and an Eligible Director or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof ("Person"). To the extent that any Person acquires a right to receive payments from the Company pursuant to a Directors' Account, such right shall be no greater than the right of any unsecured general creditor of the Company.

   (n) Options. No Option shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. If any of the events referred in clauses (i) or (ii) of the prior sentence occur, the exercisability of such Options shall be suspended and shall not be effective unless and until such listing, registration, qualification, consent, approval or withholding shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding the termination of any Option or any portion of any Option during the period when exercisability has been suspended.

   (o) Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

PROXY                                                              COMMON STOCK
                                DATASCOPE CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 10, 2002

The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.01 per share, of DATASCOPE CORP. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, on December 10, 2002 at 11:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting:

1. ELECTION OF DIRECTORS. Nominees: Alan B. Abramson and David Altschiller (Mark only one of the following boxes.)

    VOTE FOR all nominees listed above, |_|                  VOTE WITHHELD |_|
    except vote withheld as to the                           from all nominees.
    following nominees (if any): __________


2. Proposal to approve the Datascope Corp. Amended and Restated Compensation Plan for Non-Employee Directors.

    / / FOR                / / AGAINST                 / / ABSTAIN

3. In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.



                       (Continue and sign on other side)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO APPROVE THE DATASCOPE CORP. AMENDED AND RESTATED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 28, 2002.

                                         Dated:  ------------------------, 2002

                                          -------------------------------------

                                          -------------------------------------
                                               Signature of Shareholder(s)

                                         (When signing as attorney, trustee,
                                         executor, administrator, guardian,
                                         corporate officer, etc., please give
                                         full title. If more than one trustee,
                                         all should sign. Joint owners must each
                                         sign.)
                                         Please date and sign exactly as
                                         name appears above.



I plan |_| I do not plan |_| to attend the Annual Meeting.